Section 16 Power of Attorney POWER OF ATTORNEY Know all by these presents, that the undersigned hereby constitutes and appoints each of Christy L. David and Michael Phillips or either of them signing singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to: (1) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID application, including amendments thereto, and any other documents necessary or appropriate to obtain codes and a passphrase (collectively, the “EDGAR Access Codes”) required to establish or enroll the undersigned in the SEC’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system and conform with certain technical changes to EDGAR adopted by the SEC, and to serve as an account administrator to manage, update, and maintain the undersigned’s EDGAR account, EDGAR Next account credentials, including Login.gov individual account credentials and multifactor authentication, as necessary; (2) request, generate, update, maintain and/or receive notification of the undersigned’s EDGAR Access Codes and any other codes or passwords enabling the undersigned to make electronic filings on EDGAR with the SEC, including but not limited to registration statements, periodic reports and other documents required by Section 16(a) of the Securities Exchange Act of 1934 or any rule or regulation of the SEC; (3) designate, delegate authority to, and accept delegations from authorized individuals at the Company and/or third-party filing agents to assist in managing the undersigned's EDGAR account; (4) prepare and execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of InvenTrust Properties Corp. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder; (5) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and (6) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion. The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of November 2026. /s/ Robert A. Garechana Robert A. Garechana